Exhibit 99.3

CONSENT

My signature below constitutes that I hereby consent to the use of my name as a director nominee in the registration statement of Arbolada Capital Management Company on Form S-11 (File No. 333-172778) filed with the Securities and Exchange Commission.

Date:	April 14, 2011	Signature:	/s/ Andrew Tarica
Andrew Tarica